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                                    EXHIBIT 23.1

                           INDEPENDENT AUDITORS' CONSENT


Compensation Committee of the Board of Directors
Input/Output, Inc.:

We consent to the incorporation by reference in the registration statements (No. 33-54394, No. 33-46386, No. 33-50620, No. 33-85304, No. 333-14321 and
No. 333-24125) on Form S-8 of Input/Output, Inc. of our report dated October 26, 1998, relating to the statement of net assets available for plan benefits of the Input/Output, Inc. Employee Stock Purchase Plan as of June 30, 1998 and 1997, and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1998 and the period from April 1, 1997 (date operations commenced) through June 30, 1997, which report appears in the Form 10-K/A-1 of Input/Output, Inc. for the fiscal year ended May 31, 1998.

                                       /s/   KPMG Peat Marwick LLP
                                       -----------------------------------

Houston, Texas
October 28, 1998